QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.60

[METROMEDIA LOGO]	Metromedia Company One Meadowlands Plaza East Rutherford, New Jersey 07073-2137	David A. Persing Senior Vice President Direct Dial (201) 531-8022 Fax (201) 531-2803

                    As of December 31, 2001

Metromedia International Group, Inc.
505 Park Avenue, 21st Floor
New York, New York 10028
Attn: Carl Brazell, President

        Re: Termination of Management Agreement

Dear Carl:

        Reference is hereby made to the Management Agreement between Metromedia International Group, Inc. ("MMG") and Metromedia Company ("Metromedia") dated as of November 1, 1995, as amended on January 1, 1997 (the "Management Agreement"). This letter agreement shall confirm our mutual agreement to terminate the Management Agreement as of December 31, 2001 (the "Effective Date").

        As set forth in Section 2.1 of the Management Agreement, MMG shall remain liable to Metromedia and Metromedia shall remain liable to MMG, for any amounts and obligations owing to or accrued in favor of Metromedia or MMG, as the case may be, prior to the Effective Date. In addition, the termination of the Management Agreement shall not extinguish the liability and indemnifications provisions set forth in Sections 3.1 and 3.2 of Article 3 of the Management Agreement or any covenant contained in the Management Agreement which by its terms survives the termination of the Management Agreement or continues for a specific period of time thereafter.

        Please acknowledge your acceptance of the termination of the Management Agreement as set forth above, by signing the enclosed duplicate original of this letter and returning the same to Metromedia Company, One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attn: David A. Persing, Senior Vice President.

Very truly yours, Metromedia Company
By:	/s/ David A. Persing
	Name:	David A. Persing
	Title:	Senior Vice President
Acknowledged & Accepted: Metromedia International Group, Inc.
By:	/s/ Carl C. Brazell, Jr.
	Name:	Carl C. Brazell, Jr.
	Title:	President and Chief Executive Officer

QuickLinks

  Exhibit 10.60